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EXHIBIT 2.1

                              AFFILIATION AGREEMENT

This Affiliation Agreement (this "Agreement") dated as of July 23, 2002 is entered into by and among FIFTH THIRD BANCORP, a corporation organized and existing under the General Corporation Law of the State of Ohio (the "OGCL") with its principal office located in Cincinnati, Ohio ("Fifth Third"), FIFTH THIRD FINANCIAL CORPORATION, a corporation organized and existing under the OGCL and a wholly owned subsidiary of Fifth Third, with its principal office located in Cincinnati, Ohio ("Fifth Third Financial"), and FRANKLIN FINANCIAL CORPORATION, a corporation organized and existing under the Tennessee Business Corporation Act (the "TBCA") with its principal office located in Franklin, Tennessee ("Franklin").

                              W I T N E S S E T H:

WHEREAS, each of Fifth Third and Franklin is a registered financial services holding company under the Bank Holding Company Act of 1956, as amended, and Fifth Third, Fifth Third Financial and Franklin desire to effect a merger under the authority and provisions of the OGCL and the TBCA pursuant to which at the Effective Time (as herein defined in Article IX) Franklin will be merged with and into Fifth Third's wholly owned subsidiary, Fifth Third Financial, with Fifth Third Financial as the surviving corporation (the "Merger");

WHEREAS, the Board of Directors of Franklin has determined that it is in the best interests of Franklin and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

WHEREAS, the Executive Committee of the Board of Directors of Fifth Third has determined that it is in the best interests of Fifth Third and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

WHEREAS, the Board of Directors of Fifth Third Financial has determined that it is in the best interests of Fifth Third Financial and its stockholder to consummate the Merger, subject to the terms and conditions set forth herein;

WHEREAS, under the terms of this Agreement each share of Common Stock, no par value per share, of Franklin (the "Franklin Common Stock"), which is issued and outstanding (excluding any treasury shares) immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and converted into shares of Common Stock, without par value, of Fifth Third ("Fifth Third Common Stock"), all as more fully provided in this Agreement;

WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third, Fifth Third Financial and Franklin agree together as follows:

   Article I. Mode of Effectuating Conversion of Shares; Effects of the Merger

A. The Merger. Upon the terms and conditions set forth in this Agreement, at the Effective Time, Franklin shall be merged with and into Fifth Third Financial.

B. Treatment of Fifth Third Stock. At the Effective Time, all of the shares of Fifth Third and Fifth Third Financial Capital Stock that are issued and outstanding or held by Fifth Third or Fifth Third Financial as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of Fifth Third and the Surviving Corporation (as hereinafter defined), respectively. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for purchase of any shares of the capital stock of any class of Fifth Third, and any

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securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third to which they are entitled under the terms of the governing documents.

C. Treatment of Franklin Stock. 1. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Franklin Common Stock, subject to this Section I.C.1 and Section I.F., each share of Franklin Common Stock (excluding treasury shares) that is issued and outstanding immediately prior to the Effective Time will be converted into .4039 shares of Fifth Third Common Stock (or cash in lieu thereof for fractional shares, if any, as described in Section I.E. below) subject to adjustment as determined in accordance with the following (the "Exchange Ratio"):

            (i) if the Average Closing Price (as defined in I.D.1 below) is less than or equal to $63.13, the Exchange Ratio will remain at .4039;

            (ii) if the Average Closing Price is greater than $63.13 but is less than $66.55, the Exchange Ratio will be adjusted so that the Exchange Ratio will equal the quotient obtained by dividing $25.50 by the Average Closing Price; and

            (iii) if the Average Closing Price is equal to or greater than $66.55, the Exchange Ratio will be adjusted so that the Exchange Ratio will equal .3832.

        At the Effective Time, all shares of Franklin Common Stock held as treasury shares and all shares of Franklin Common Stock owned by Fifth Third or any of its wholly owned subsidiaries (other than in a fiduciary, custodial or similar capacity or owned as a result of a debt previously contracted) will be canceled and terminated and no shares of Fifth Third or other consideration will be issued in exchange therefor.

         2. At the Effective Time, all of the issued and outstanding shares of Franklin Common Stock (excluding treasury shares), will be converted as provided in this Article I, canceled and extinguished and the holders of certificated or uncertificated shares thereof shall cease to have any rights as shareholders of Franklin, other than the right to receive any dividend or other distribution with respect to such Franklin Common Stock with a record date occurring prior to the Effective Time and the right to receive the consideration provided in this
Article I. After the Effective Time, there shall be no transfers on the stock transfer books of Franklin of shares of Franklin Common Stock.

D. Treatment of Franklin Options. 1. At the Effective Time, each award, option, or other right to purchase or acquire shares of Franklin Common Stock pursuant to stock options ("Franklin Rights") granted by Franklin under any stock option plan, agreement, or arrangement ("Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall automatically be converted into and become options with respect to Fifth Third Common Stock, and Fifth Third shall assume each Franklin Right, in accordance with the same terms and conditions of the Stock Plan and stock option agreement by which the Franklin Right is evidenced, except that, from and after the Effective Time, (i) Fifth Third and its Compensation Committee shall be substituted for the Committee of Franklin's Board of Directors (including, if applicable, the entire Board of Directors of Franklin) administering such Stock Plan, (ii) each Franklin Right assumed by Fifth Third may be exercised solely for shares of Fifth Third Common Stock, (iii) the number of whole shares of Fifth Third Common Stock subject to such Franklin Right shall be equal to the number of shares of Franklin Common Stock subject to such Franklin Right immediately prior to the Effective Time multiplied by the Exchange Ratio (subject to adjustment pursuant to Section 1.F); and (iv) the per share exercise price under each such Franklin Right shall be adjusted by dividing the per share exercise price under each such Franklin Right by the Exchange Ratio (as so adjusted) and rounding to the nearest four decimal places. Notwithstanding the provisions of clause (iii) of the preceding sentence, Fifth Third shall not be obligated to issue any fraction of a share of Fifth Third Common Stock upon exercise of Franklin Rights and any fraction of a share of Fifth Third Common Stock that otherwise would be subject to a converted Franklin Right (after taking into account all Franklin Rights then being exercised) shall represent the right to receive a cash payment equal to the product of such fraction and the excess, if any, of the Average Closing Price over the per share exercise price of such Franklin

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Right (as adjusted in accordance with subparagraph (iv) of this Section I.D.1.).
In addition, notwithstanding the foregoing, each Franklin Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424 (h) of the Code. Fifth Third agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section. The "Average Closing Price" means the average of the closing prices for a share of Fifth Third Common Stock on the Nasdaq National Market
(as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) for the ten (10) consecutive trading days ending on the fifth (5th ) trading day preceding the Effective Time.

         2. At or prior to the Effective Time, Fifth Third shall take all corporate action necessary to reserve for issuance sufficient shares of Fifth Third Common Stock for delivery upon exercise of Franklin Rights assumed by Fifth Third in accordance with this Section.

         3. As soon as practicable after the Effective Time, Fifth Third shall file with the SEC a registration statement on the appropriate form with respect to the shares of Fifth Third Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and to maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

E. Exchange Procedures. 1. After the Effective Time, each holder of a certificate or certificates for shares of Franklin Common Stock as of the Effective Time, upon surrender of the same duly transmitted to the Corporate Trust Department of Fifth Third Bank, an Ohio banking corporation, Cincinnati, Ohio, as exchange agent (the "Exchange Agent") (or in lieu of surrendering such certificates, in the case of uncertificated shares or lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Franklin Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus a cash payment for any fraction of a share to which the holder is entitled (after taking into account all certificates for shares of Franklin Common Stock delivered by such holder), in lieu of such fraction of a share, without any interest thereon, equal in amount to the product resulting from multiplying such fraction by the Average Closing Price (such certificates and cash being hereinafter collectively referred to as the "Exchange Fund"). Within fifteen
(15) business days after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Franklin shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Franklin Common Stock in exchange for new certificates of Fifth Third Common Stock and cash in lieu of fractional shares, or for receiving certificates of Fifth Third Common Stock and cash in lieu of fractional shares with respect to uncertificated shares of Franklin Common Stock. Until so surrendered, as applicable, each uncertificated share and outstanding certificate that prior to the Effective Time represented shares of Franklin Common Stock shall be deemed for all corporate purposes to represent the right to receive the number of full shares of Fifth Third Common Stock and cash in lieu of fractional share interests into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of Fifth Third Common Stock into which Franklin Common Stock shall have been so converted shall be paid with respect to such shares only when the transmittal form shall have been validly executed and delivered (and, in the case of certificated shares, the certificate or certificates evidencing shares of Franklin Common Stock shall have been so surrendered, or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject, however, to the operation of any applicable escheat or similar laws relating to unclaimed funds.

        2. Any portion of the Exchange Fund that remains unclaimed by the stockholders of Franklin for twelve months after the Effective Time shall be paid to Fifth Third. Any stockholders of Franklin who have not theretofore complied with this Section I.E. shall thereafter only look to Fifth Third for payment of the shares of Fifth Third Common Stock and cash in lieu of any fractional shares deliverable in respect of each share of Franklin Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Franklin Common Stock for any amount or security delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

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F. Adjustments to Exchange Ratio. The Exchange Ratio referred to in Section I.C.
shall be adjusted so as to give the Franklin shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, mergers, combinations or subdivisions of or affecting Fifth Third Common Stock (each, a "Share Adjustment") effected between the date of this Agreement and the Effective Time. In particular, without limiting the foregoing, if, prior to the Effective Time, Fifth Third should effect a split, reclassification or combination of the Fifth Third Common Stock, or pay or declare a stock dividend or other stock distribution in Fifth Third Common
Stock, as of a record date and with a payment date prior to the Effective Time, or engage in a merger, consolidation, combination or share exchange whereby
Fifth Third Common Stock is exchanged for securities of another entity, appropriate and proportionate adjustments (rounded to the nearest one-ten-thousandth of a share) will be made to the Exchange Ratio and the total number of shares of Fifth Third Common Stock or other securities to be issued in the transaction so that each shareholder of Franklin shall be entitled to receive such number of shares of Fifth Third Common Stock or other securities as such shareholder would have received pursuant to such Share Adjustment had the record date and the payment date therefor been immediately following the Effective Time of the Merger. In the event of a Share Adjustment with a record date between the date of this Agreement and the Effective Time but a payment date subsequent to the Effective Time, Fifth Third shall take all actions necessary such that on such payment date, any holder of Franklin Common Stock as of the Effective Time shall be entitled to receive such number of shares of Fifth Third Common Stock or other securities as such shareholder would have received as a result of such Share Adjustment if the record date for such Share Adjustment had been immediately after the Effective Time.

G. Effectiveness of Merger; Surviving Corporation. After all necessary documents have been filed and received in accordance with the OGCL and the TBCA, at the Effective Time, the Merger shall become effective, the separate existence of Franklin shall cease and Franklin shall be merged into Fifth Third Financial (which will be the "Surviving Corporation"), which shall continue its corporate existence under the laws of the State of Ohio under the name "Fifth Third Financial Corporation".

H. Articles of the Surviving Corporation. The Articles of Incorporation of Fifth Third Financial of record with the Secretary of State of Ohio as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

I. Directors and Officers of the Surviving Corporation. 1. The Directors of Fifth Third Financial who are in office at the Effective Time shall be the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with applicable law.

         2. The officers of Fifth Third Financial who are in office at the Effective Time shall continue as officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with applicable law.

J. Regulations of the Surviving Corporation. The Regulations of Fifth Third Financial at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with applicable law.

K. Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided by the applicable provisions of the laws of Ohio and, to the extent applicable, Tennessee. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Franklin shall cease; Fifth Third Financial as the Surviving Corporation shall possess and have title to all assets and property (including all real estate) of every description, and every interest therein, wherever located, without reversion or impairment, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Fifth Third Financial and Franklin, and all obligations owing by or due each of Fifth Third Financial and Franklin shall be vested in, and become the obligations of, Fifth Third Financial, without further act or deed; and all rights of


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creditors of each of Fifth Third Financial and Franklin shall be preserved unimpaired, and all liens upon the property of each of Fifth Third Financial and Franklin shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

L. Further Actions. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Franklin in office immediately prior to the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Franklin and otherwise to carry out the purposes of this Agreement.

M. Filing of Documents. A certificate of merger shall be filed and/or recorded in accordance with the requirements of each of the laws of the States of Ohio and Tennessee, as provided in Article IX. Such filing shall not be made until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully satisfied or effectively waived at the Closing contemplated by
Article IX hereof.

N. Tax Treatment. The parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

O. No Dissenters' Rights. No holder of Fifth Third Common Stock, Fifth Third Financial Capital Stock, or Franklin Common Stock shall be entitled to relief as a dissenting shareholder pursuant to the TBCA, the OGCL or otherwise.

P. Consolidation of Entities; Changes to Form of Merger. The parties agree to cooperate and take all reasonable requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective Time) to the extent desirable in Fifth Third's good faith judgment for commercial, regulatory or other reasons, and further agree that Fifth Third may, at any time, change the legal method of effecting the Merger (including without limitation the provisions of Article I hereof) if and to the extent Fifth Third reasonably deems such change to be desirable, including, without limitation, to provide for the merger of Franklin with another wholly-owned subsidiary of Fifth Third or Fifth Third Financial or the merger of the Bank Subsidiary (as defined in Section II.B) with a bank subsidiary of Fifth Third; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration for the Merger to be received by the shareholders of Franklin in the Merger, (B) adversely affect the tax treatment to shareholders of Franklin, or (C) materially impede or delay receipt of any approvals referred to herein or the consummation of the transactions contemplated hereby. Franklin shall, if requested by Fifth Third, enter into one or more amendments to this Agreement prior to the Effective Time in order to effect such a change.

Q. Plan or Articles of Merger. At the request of Fifth Third, Franklin shall enter into a separate plan of merger or articles of merger reflecting the terms hereof (including Section I.P. hereof) for purposes of any filing required by any applicable law.

R. Disclosure Schedule. Franklin has delivered to Fifth Third a confidential schedule (the "Disclosure Schedule"), executed by Franklin and Fifth Third concurrently with the delivery and execution hereof, setting forth, among other things, in each case with respect to specified sections of this Agreement, items the disclosure of which shall be necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article II hereof. Franklin shall supplement or amend the Disclosure Schedule, and add additional references to the Disclosure Schedule to its representations and warranties contained in this Agreement, with respect to any matter arising after the date hereof or discovered between the date hereof and the date of the Closing; provided, however, that no such additional information so disclosed to Fifth Third shall be deemed an exception to any of the representations, warranties, covenants or agreements of Franklin or the conditions to the obligations of the parties under this Agreement unless Fifth Third, in its sole discretion, agrees in writing to accept such exception. A copy of the amended or supplemented Disclosure Schedule and the additional Disclosure Schedule references shall be promptly provided to Fifth Third.

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             Article II. Representations and Warranties of Franklin

Franklin represents and warrants to Fifth Third and Fifth Third Financial that:

A. Organization; Capitalization; Subsidiaries. 1. Franklin (i) is duly incorporated, validly existing and in good standing as a corporation under the TBCA and is a registered financial services holding company under the Bank Holding Company Act; (ii) is duly authorized, in all material respects, to conduct the business in which it is engaged in all material respects; (iii) has an authorized capital stock consisting entirely of 500,000,000 shares of Franklin Common Stock; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights, contracts, understandings or commitments entitling another person to acquire or to receive consideration based on the value of any securities of Franklin of any kind, other than (a) 7,906,731 shares of Franklin Common Stock, which are authorized, duly issued and outstanding as of June 1, 2002, all of which shares are fully paid and non-assessable, (b) options to purchase a total of not more than 2,278,075 shares of Franklin Common Stock as of June 30, 2002, which were granted to and are currently held by the present and former employees, officers, Directors and advisory directors of Franklin or the Franklin Subsidiaries (as defined below), and (c) a number of shares not to exceed 600 per calendar quarter issuable pursuant to Franklin's 2000 Stock Purchase Plan. Since the date referred to in clause (iv) of the preceding sentence to the date hereof, Franklin has not issued any shares, except in connection with the exercise of the outstanding options referred to in clause (iv)(b). The Disclosure Schedule sets forth a correct and complete list of all options referred to in clause (iv)(b), together with the name of the holder, the date of issuance, the exercise price, and vesting information.

         2. The Disclosure Schedule sets forth a complete and correct list of all of Franklin's subsidiaries (the "Franklin Subsidiaries") in addition to (a) a description of their businesses, (b) their respective states of incorporation, and (c) the location of the principal office of each Franklin Subsidiary. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of any such Franklin Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of any such Franklin Subsidiary, or contracts, commitments, understandings or arrangements by which any such Franklin Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth on the Disclosure Schedule, all of the outstanding shares of capital stock or other securities evidencing ownership of the Franklin Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and such shares or other securities are owned by Franklin or its wholly-owned Franklin Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest with respect thereto. Other than as set forth on the Disclosure Schedule, Franklin does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, shares or equity securities or similar interests of any person or any interest in a partnership or joint venture of any kind, other than shares, securities and interests as are not material.

B. Bank Subsidiary. Franklin National Bank ("Bank Subsidiary") is duly incorporated, validly existing and in good standing as a national banking association, and has all the requisite power and authority to conduct the banking business as now conducted by it. Each of the other Franklin Subsidiaries is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, and has all the requisite power and authority to conduct its business as now conducted.

C. Financial Statements; Regulatory Reports. 1. Franklin has previously furnished to Fifth Third its audited, consolidated balance sheet, statement of operations and statement of shareholders' equity and cash flows as of December 31, 2001, and for the year then ended, together with the opinion of its independent certified public accountants associated therewith. Franklin has made available to Fifth Third the Call Reports as filed with the Office of the Comptroller of the Currency (the "OCC") of the Bank Subsidiary as of December 31, 1999, 2000 and 2001. Franklin has also made available to Fifth Third (i) its unaudited, consolidated condensed financial statements as of and for the quarter ended March 31, 2002, and (ii) the Bank Call Report as filed with the OCC for the quarter ended March 31, 2002. Such audited and unaudited consolidated financial statements of Franklin fairly present the consolidated financial condition, results of operations and cash flows of Franklin as of the date thereof, and for the years or periods covered thereby, in conformity with generally accepted accounting principles ("GAAP"), consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Franklin or any of the Franklin Subsidiaries required to be disclosed in the financial statements (or in the footnotes to the financial statements) so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Since March 31, 2002, Franklin and the Franklin Subsidiaries have not incurred any liabilities outside the ordinary course of business consistent with past practice.

         2. The financial statements of Franklin to be provided to Fifth Third pursuant to Section V.D.3. hereof will fairly present, as applicable, the consolidated financial condition, results of operations and cash flows of Franklin as of the dates thereof and for the years or periods covered thereby, in conformity with GAAP, consistently applied (for quarterly financial statements only and except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results).

         3. Franklin has made available to Fifth Third an accurate and complete copy (including all exhibits and all documents incorporated by reference) of each of the following documents as filed by Franklin with the Securities and Exchange Commission ("SEC"): (a) each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2000 by Franklin or any Franklin Subsidiary with the SEC, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act") (the "Franklin Reports"), and (b) each communication mailed by Franklin to its stockholders since January 1, 2000. Since January 1, 2000, Franklin has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report or proxy statement contained (and no registration statement, prospectus, report or proxy statement filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date. No event has occurred subsequent to December 31, 2000 which Franklin is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Franklin to Fifth Third. None of the Franklin Subsidiaries has any class of securities registered, or is obligated to register any class of securities, under Section 12 of the Exchange Act.

         4. Franklin and the Franklin Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1999 with any applicable industry self-regulatory organization or stock exchange ("SRO") and any other federal, state, local or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all material other reports, registrations and statements required to be filed by them since January 1, 1999, including, without limitation, any material report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Franklin and the Franklin Subsidiaries, or as set forth in the Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the Knowledge of Franklin, investigation into the business or operations of Franklin or the Franklin Subsidiaries since January 1, 1999. To the Knowledge of Franklin, there is no unresolved violation, or material criticism or exception, by any bank Regulatory Agency with respect to any report, registration or statement relating to any examinations of Franklin or the Franklin Subsidiaries.

As used herein, the term "Knowledge" as used with respect to an entity (including references to such entity being aware of a particular matter) shall mean the actual personal knowledge of each of the executive officers of such entity and such knowledge as such individual would reasonably be expected to obtain upon completion of a reasonable investigation of materials pertinent to such subject matter as would be available to such individual in the ordinary course of performing his or her duties for such entity.

D. Title to Properties. Franklin and the Franklin Subsidiaries have good and marketable title to all of the material properties and assets reflected in Franklin's statement of financial condition as of December 31, 2001, other than properties and assets sold in the ordinary course of business since that date, and each has good and marketable title to all material properties and assets acquired by it after such date (other than properties and assets subsequently sold in the ordinary course of business), subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property,
(ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property. Notwithstanding the foregoing, certain assets located on Franklin's premises or currently owned by Franklin as such are listed on the Disclosure Schedule are and will be deemed to be personal assets of Mr. Gordon Inman, or will be conveyed to him prior to the Effective Time and shall not be deemed to be assets of Franklin.

E. No Material Adverse Effect. To the Knowledge of Franklin, since December 31, 2001, no event has occurred and no fact or circumstance has come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article II or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to Franklin. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Franklin or Fifth Third, any effect that (i) is, or is reasonably expected to be, material and adverse to the financial condition, results of operations or business of Franklin and its subsidiaries taken as a whole, or Fifth Third and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Franklin or Fifth Third to perform its obligations under this Agreement or would otherwise materially threaten or materially impede the consummation of the Merger and other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, and (c) any modifications or changes to valuation or reserve policies and practices in connection with or in anticipation of the Merger.

F. Litigation; Regulatory Action. 1. There are no actions, suits, proceedings, investigations or assessments of any kind pending, or to the Knowledge of Franklin, threatened, against Franklin or any Franklin Subsidiary which reasonably can be expected to have a Material Adverse Effect on Franklin. The Disclosure Schedule lists all pending or, to the Knowledge of Franklin, threatened claims and proceedings which, in each case, seek, or would be reasonably likely to result in, damages or other amounts payable by Franklin or the Franklin Subsidiaries, in excess of $50,000.

         2. Except as set forth in the Disclosure Schedule, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the Knowledge of Franklin, threatened against any of the Directors or officers of Franklin or any Franklin Subsidiary in their capacities as such, and no Director or officer of Franklin or any Franklin Subsidiary currently is being indemnified or seeking to be indemnified by either Franklin or any Franklin Subsidiary pursuant to applicable law or applicable articles of incorporation, bylaws or other constituent documents or any indemnity agreements.

         3. Except as set forth in the Disclosure Schedule, neither Franklin nor any of the Franklin Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or, since January 1, 1999, has been a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other governmental entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each a "Franklin Regulatory Agreement"), nor has Franklin or any Franklin Subsidiary been advised since January 1, 1999 by any Regulatory Agency or other governmental entity that it is considering issuing or requesting any such Franklin Regulatory Agreement. To the Knowledge of Franklin, there is no pending or threatened regulatory investigation that is reasonably likely to result in a Franklin Regulatory Agreement.

G. Ordinary Course of Business. Except as disclosed in the Franklin Reports filed prior to the date hereof, since December 31, 2001, Franklin and the Franklin Subsidiaries have each been operated in the ordinary course of business, have not made any changes in their respective capital or corporate structures, nor any material changes in their methods of business operations and have not provided any increases in employee salaries or benefits other than increases in the ordinary course of business consistent with past practice, and have not instituted or made any announcements to institute or amend any existing employee benefit plan, policy or arrangement or any employment contract or policy. Except as disclosed in the Franklin Reports filed prior to the date hereof, since December 31, 2001 to the date hereof, Franklin has not declared or paid any dividends nor made any distributions of any other kind to its shareholders except for its regular quarterly cash dividends of $0.055 per share, which have been paid consistent with its past practice.

H. Taxes. 1. Franklin and each Franklin Subsidiary have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Franklin or any Franklin Subsidiary through the date hereof are complete and accurate in all material respects. Except as set forth on the Disclosure Schedule, none of Franklin, Bank Subsidiary, nor any of the other Franklin Subsidiaries is currently under audit nor have any of them been contacted for an audit by any taxing authority. None of Franklin, Bank Subsidiary, nor any of the Non-Bank Subsidiaries is engaged in any appeal proceeding in connection with any tax return.

         2. Franklin has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         3. Since December 31, 2001, except insofar as required by a change in GAAP, there has been no material change in any accounting methods, principles or practices of Franklin or the Bank Subsidiary.

I. Contracts. Except as set forth on the Disclosure Schedule, neither Franklin nor any of the Franklin Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, employees or material consultants (other than oral contracts of employment at will or engagement of consultants which may be terminated without material penalty), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Franklin Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted by Franklin or any of the Franklin Subsidiaries or which restricts the conduct of any business by Franklin or any of the Franklin Subsidiaries or any geographic area in which Franklin or any of the Franklin Subsidiaries may conduct business or requires exclusive referrals of any business, (d) except as contemplated by Article I or Section V.E.5., or as required by any Benefit Plan, any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or together with any other event), or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Merger. Franklin has previously made available to Fifth Third true and correct copies of all employment, termination, compensation, change of control, and similar agreements (including deferred compensation) with executive officers, key employees or material consultants which are in writing and to which Franklin or any of the Franklin Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section II.I., whether or not set forth in the Disclosure Schedule, is referred to herein as a "Franklin Contract", and neither Franklin nor any of the Franklin Subsidiaries has Knowledge of, or has received notice of, any violation of any Franklin Contract by it or any of the other parties thereto.

J. Loan Losses. Since December 31, 2001, to the date hereof, except as disclosed in Franklin Reports filed prior to the date hereof, none of the Franklin Subsidiaries has incurred any unusual or extraordinary loan losses which could reasonably be expected to have a Material Adverse Effect on Franklin. To the Knowledge of Franklin and in light of each of the Bank Subsidiaries' historical loan loss experience and its management's analysis of the quality and performance of its loan portfolio, as December 31, 2001, its reserve for loan losses was, in the opinion of Franklin, adequate to absorb potential loan losses determined on the basis of management's continuing review and evaluation of the loan portfolio and judgment as to the impact of economic conditions on the portfolio.

K. Broker. Other than Trident Securities, a division of McDonald Investments, Inc., neither Franklin nor any of the Franklin Subsidiaries has a direct or indirect commitment to any investment banker, broker, or finder in connection with this transaction and neither has incurred or will incur any obligation for any investment banker's, broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

L. Board Approval; Corporate Authority; No Breach. 1. The Directors of Franklin, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement. The Directors of Franklin have recommended the Agreement to the shareholders of Franklin and have directed that the Agreement be submitted to a vote of Franklin's shareholders at the annual or a special meeting of the shareholders to be called for that purpose.

         2. Franklin has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to required regulatory approvals and, in the case of consummation of the Merger, subject to approval by the holders of a majority of the outstanding shares of Franklin Common Stock, which is the only approval of shareholders required. This Agreement has been duly authorized and constitutes the valid and binding obligation of Franklin, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity.

         3. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or together with any other event), (i) conflicts with, results in a breach of, violates or constitutes a default under, (x) Franklin's Charter or By-laws or, to the Knowledge of Franklin, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or (y) any material agreement, arrangement, or commitment, to which Franklin or the Franklin Subsidiaries is subject or bound;
(ii) to the Knowledge of Franklin, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Franklin or any Franklin Subsidiary; (iii) terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Franklin or any Franklin Subsidiary is a party or by which Franklin's or any Franklin Subsidiary's material rights, properties or assets are subject or bound; or (iv) to the Knowledge of Franklin, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Franklin or any Franklin Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of clauses (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude (without limitation) agreements, arrangements or commitments having a term expiring less than twelve (12) months from the date of this Agreement or which do not require the expenditure of more than $50,000 over the term of the agreement, arrangement or commitment (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by any Bank Subsidiary).

         4. As of the date hereof, Franklin is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

M. Articles and By-laws. Complete and accurate copies of the (i) Charter and By-laws of Franklin and (ii) the charter and bylaws of each Franklin Subsidiary in force as of the date hereof have been delivered to Fifth Third.

N. Compliance with Law. To the Knowledge of Franklin, neither Franklin nor any of the Franklin Subsidiaries nor any employee, officer or Director of any of them acting in such capacity has engaged in any activity or omitted to take any action which, in any material way, has resulted or could reasonably be expected to result in the violation of, or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on Franklin, and neither Franklin nor any of the Franklin Subsidiaries has received notice of any violation of any of the above that is reasonably likely to have a Material Adverse Effect on Franklin. To the Knowledge of Franklin, Franklin and the Franklin Subsidiaries possess all material licenses, franchises, permits and other authorizations necessary to continue to conduct such businesses as they are presently conducted following the Effective Time without material interference or interruption.

O. Environmental Matters. 1. Franklin has no Knowledge of any actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting Franklin or any Franklin Subsidiary in respect of, any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which the sole interest of Franklin or any Franklin Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Franklin or any Franklin Subsidiary ever participated in the financial management to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment", nor, to the Knowledge of Franklin, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Franklin or any Franklin Subsidiary is a plaintiff or complainant. Neither Franklin nor any Franklin Subsidiary has been determined by any court or Regulatory Agency to be, nor to the Knowledge of Franklin does there exist any facts or circumstances which could reasonably lead to Franklin or a Franklin Subsidiary being held, liable in any material respect under any applicable law for any release by any of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor has Franklin or any Franklin Subsidiary been determined by any court or Regulatory Agency to be, nor to the Knowledge of Franklin does there exist any facts or circumstances which could reasonably lead to Franklin or a Franklin Subsidiary being held, liable for any material costs (as a result of the acts or omissions of Franklin or any Franklin Subsidiary or, to the Knowledge of Franklin, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Franklin or any Franklin Subsidiary to prevent or minimize any actual or threatened release by Franklin or any Franklin Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

         2. To the Knowledge of Franklin, each "facility" owned, leased or operated by Franklin or any Franklin Subsidiary (but excluding any "facility" as to which the sole interest of Franklin or the Franklin Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Franklin or any Franklin Subsidiary ever participated in the financial management to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a Material Adverse Effect on Franklin and the Franklin Subsidiaries taken as a whole.

P. Employment Matters. 1. Benefit Plans. The Disclosure Schedule lists the name of each Benefit Plan (as herein defined), together with an indication of the type of plan (i.e., defined benefit, defined contribution, health and welfare, etc.) and funding status (e.g., funded trust, unfunded obligation or insurance policy). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, policy, practice, arrangement, agreement or system, whether written or unwritten for the benefit of employees, former employees, directors or former directors, or independent contractors or former independent contractors which is or was contributed to or maintained presently or at any time in the last four (4) years by Franklin or any of the Franklin Subsidiaries in respect of which Franklin, or any of the Franklin Subsidiaries, are a party or have any liability(contingent or otherwise) and shall include, without limitation, (a) any retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral, stock option or other equity based compensation, change in control payments or benefits or incentive benefits, whether funded or unfunded, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. The term "Benefit Plan" for all purposes of this Agreement shall include each Predecessor Plan (as hereinafter defined). For purposes hereof, "Predecessor Plan" shall mean any plan, program, policy, practice, arrangement, agreement or system as otherwise described herein which was maintained, contributed to or resulted in liability to any predecessor employer of Franklin or any Franklin Subsidiary since January 1, 1998. For purposes hereof, "predecessor employer" shall mean any employer, entity, or business operation acquired by Franklin or any Franklin Subsidiary in any type of acquisition (including without limitation, mergers, stock acquisitions and asset acquisitions). Through the date of this Agreement, neither Franklin nor any of the Franklin Subsidiaries have made or have committed to make any contributions to any Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts. None of the Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         2. Plan Documents, Reports and Filings. Either Franklin or a Franklin Subsidiary has provided to Fifth Third true, complete and correct copies of all plan documents comprising each Benefit Plan, or, if no plan document exists, a description of such Benefit Plan, together with, when applicable, (a) the most recent summary plan description and any material modifications thereto, (b) the trust agreement insurance contract or other documentation of any related funding arrangement, (c) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency, including without limitation all Forms 5500 and all schedules thereto, and (d) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans issued within five years of the date of this Agreement and any material communications to or from any governmental agency with respect to such Benefit Plans.

         3. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under Section 201(1) of ERISA (a "Qualified Benefit Plan"): (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments other than the GUST amendment referred to below) satisfies the requirements of Section 401(a) of the Code, as amended by all the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS, and the scope of such determination letter is complete and does not exclude consideration of any of the requirements or matters referred to in Sections 4.02 through 4.04 of Revenue Procedure 93-39; (b) such Qualified Benefit Plan has been timely amended and submitted to the IRS with a timely application for determination letter to meet the requirements of "GUST" (i.e., all the legislation referred to in IRS Announcement 2001-77), and Franklin has taken or will take all actions necessary to obtain the favorable IRS determination letter; (c) except as listed in the Disclosure Schedule, such Qualified Benefit Plan has been maintained in accordance with and continues to be in material compliance with all qualification requirements of Section 401(a) of the Code;
(d) such Qualified Benefit Plan has been maintained in accordance with and continues to be in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (e) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (f) any Qualified Benefit Plan terminated within the last five years was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (g) any and all plan documents and amendments to the Qualified Benefit Plans not covered by an IRS determination letter should not adversely affect the qualified and tax exempt status of such plans and there are no amendments that are required to continue such tax exempt status.

         4. General Plan Compliance. With respect to each Benefit Plan, except as noted on the Disclosure Schedule: (a) such Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been maintained and continues to be in material compliance with applicable Code provisions; and (b) such Benefit Plan has been and continues to be operated in substantial compliance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and to the extent such Benefit Plan is a group health plan subject to the requirements of Section 4980B of the Code ("COBRA") and/or the Health Insurance Portability and Accountability Act of 1996, as amended ("HIPAA"), has been and continues to be operated in substantial compliance with such COBRA and HIPAA requirements and (c) all payments due from Franklin or any of the Franklin Subsidiaries to date with respect to each Benefit Plan have been timely made.

         5. Prohibited Transactions. No prohibited transaction under Section 406 of ERISA or 4975 of the Code and not exempt under Section 408 of ERISA or 4975 of the Code has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary or other liability under Section 409 or 502(i) of ERISA.

         6. Lawsuits or Claims. No actions, suits or claims that would reasonably be expected to have a Material Adverse Effect on Franklin are pending or, to the Knowledge of Franklin, threatened against any Benefit Plan or against Franklin or any of the Franklin Subsidiaries with respect to any Benefit Plan.

         7. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities (as defined below) with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of Franklin and the Franklin Subsidiaries or, if not, in the Disclosure Schedule. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under GAAP in effect as of the date of this Agreement, or amounts not yet accrued for GAAP purposes but for which an obligation exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential liabilities relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year, owed by Controlled Group Members (as defined below),
(e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage, (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time, (h) bonuses,
(i) variable compensation, (j) contractual payments, (k) accruals and (l) any other off balance sheet items relating to payments to employees, former employees or directors.

        8. Defined Benefit Pension Plan Liabilities. Franklin, the Franklin Subsidiaries and any entity treated as a single employer with Franklin and any of the Franklin Subsidiaries in accordance with Section 414(b), (c), (m) and (o) of the Code (hereinafter a "Controlled Group Member") (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any employee pension plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in the Disclosure Schedule, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each such employee pension plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan and no such plan which is subject to section 302 of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code, respectively), whether or not waived. Neither Franklin, any of the Franklin Subsidiaries nor any Controlled Group Member participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA). No employee, former employee, plan participant or any other party (other than Franklin or the Franklin Subsidiaries) has any entitlement (under the terms of any plan document or otherwise) to any surplus assets in any Qualified Benefit Plan which is a defined benefit plan as defined in Section 414(j) of the Code.

         9. Third Party Plans. Franklin and the Franklin Subsidiaries (a) have not breached any duties assumed in connection with acting as an independent trustee, custodian, agent, investment manager, investment advisor or otherwise with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) and have complied in all material respects with all applicable law, except for any breach or non-compliance that could not give rise to any material liability,
(b) have not incurred any asserted or, to the Knowledge of Franklin, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee, custodian, agent, investment manager, investment advisor or otherwise with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), (c) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA or Section 4975 of the Code not exempt under Section 408 of ERISA and (d) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the sponsor or any other fiduciary of any such plan or against Franklin or the Franklin Subsidiaries.

         10. Retiree Benefits. Except as listed on the Disclosure Schedule and identified as "Retiree Liability", Franklin and the Franklin Subsidiaries have no obligation to provide health benefits, or life insurance benefits to or with respect to retirees, former employees, individuals on disability or any of their relatives, except for any continuation coverage provided in accordance with COBRA.

         11. Right to Amend and Terminate. Either Franklin or a Franklin Subsidiary has all power and authority necessary to amend or terminate each Benefit Plan without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in Section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

         12. Consummation of Transactions. Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any benefit under any Benefit Plan, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any person under any Plan or (iii) result in the payment of any "excess parachute payment" under
Section 280G of the Code or any other payment that is not deductible for any reason by the Franklin or any of the Franklin Subsidiaries or their successors.

         13. Labor. Neither Franklin nor any Franklin Subsidiary is a party to any collective bargaining agreements. There are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of Franklin or the Franklin Subsidiaries.

         14. Independent Contractors. Neither Franklin nor any Franklin Subsidiary has any material liability, whether absolute or contingent, including any obligation under any employee benefit plans with respect to any misclassification of a person as an independent contractor rather than as an employee and no individual has been treated by the Company or any subsidiary of the Company as a "leased employee" (within the meaning of Section 414(n) of the Code).

Q. Investment Portfolio. The investment portfolios of Franklin and the Franklin Subsidiaries consist in all material respects of securities in marketable form. Since December 31, 2001 to the date hereof neither Franklin nor any Franklin Subsidiary has incurred any material and unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Franklin is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of Franklin's and the Franklin Subsidiaries' investment portfolio on a consolidated basis.

R. Derivative Instruments. All swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for Franklin's own account, or by Franklin for the account of one or more of the Franklin Subsidiaries or for their respective customers, were entered into (i) in the ordinary course of business,
(ii) in accordance with prudent banking practices and all applicable laws, rules, regulations and regulatory policies and (iii) with counter-parties reasonably believed by

Franklin to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Franklin or one of the Franklin Subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Franklin. Franklin and each of the Franklin Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Franklin's Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

S. Fairness Opinion. On or before the date hereof, Trident Securities, a division of McDonald Investments, Inc., has delivered its opinion to Franklin's Board of Directors that the consideration to be received by the shareholders of Franklin pursuant to this Agreement is fair, from a financial point of view, to the holders of the Franklin Common Stock, a true and correct form of which has been delivered to Fifth Third.

T. Transactions with Affiliates. Except as disclosed in the Franklin Reports filed prior to the date hereof, from January 1, 2001 through the date hereof there have been no transactions, agreements, arrangements or understandings between Franklin or any of the Franklin Subsidiaries, on the one hand, and Franklin's affiliates (other than wholly-owned subsidiaries of Franklin) or other persons, on the other hand, that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act.

U. Expiration of Representations and Warranties. All representations and warranties contained in this Article II shall expire at the Effective Time, and, thereafter, Franklin shall have no further liability or obligations with respect thereto.

V. Anti-Takeover Provisions. No dissenters' rights, control share acquisition or similar anti-takeover statute enacted under the laws of the State of Tennessee applies to the Merger or the transactions contemplated by this Agreement.

W. No Untrue Statements. Neither this Agreement nor any report, statement, list, certificate or other information furnished by Franklin or the Franklin Subsidiaries to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein and necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

X. Employment, Severance and Change in Control Agreements. The Disclosure Schedule sets forth (i) each employment or severance agreement to which Franklin or any Franklin Subsidiary is party and (ii) each other agreement pursuant to which Franklin, a Franklin Subsidiary or Fifth Third will be obligated to make any payment as a result of the change of control of Franklin effected by the Merger.

                 Article III. Representations and Warranties of
                     Fifth Third and Fifth Third Financial

Fifth Third and Fifth Third Financial, each jointly and severally, represents and warrants to Franklin that as of the date hereof or as of the indicated date, as appropriate:

A. Organization. Each of Fifth Third and Fifth Third Financial is duly incorporated, validly existing and in good standing as a corporation under the OGCL, is a registered financial services holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged.

B. Capitalization. 1. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock Fifth Third is authorized to have outstanding is 1,300,500,000, of which

1,300,000,000 shares are classified as Common Stock, without par value, and 500,000 shares are classified as Preferred Stock, without par value, of which 7,250 shares are designated, issued and outstanding as Series D Perpetual Preferred Stock $1,000 stated value per share, and 2000 shares are designated, issued and outstanding as Series E Perpetual Preferred Stock, $1,000 stated value per share. As of the close of business on June 30, 2002, 580,985,828 shares of Fifth Third Common Stock were issued and outstanding and 2,441,276 shares were held in its treasury. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans or shares to be issued or purchased by employees or shareholders under its deferred compensation, dividend reinvestment, and stock purchase plans. At June 30, 2002, 40,225,173 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options granted under its stock option plans and 10,013,255 shares were reserved for issuance under options to be granted in the future.

         2. The authorized capital stock of Fifth Third Financial consists of 800 shares of common stock, of which, as of the date of this Agreement, 100 shares were issued and outstanding and all such 100 shares were beneficially owned by Fifth Third.

C. Due Issuance. All shares of Fifth Third Common Stock to be received by the shareholders of Franklin as a result of the Merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, duly and validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

D. Financial Statements. 1. Fifth Third has previously furnished to Franklin its audited, consolidated balance sheet, statement of operations and statement of shareholders' equity and cash flows as of and at December 31, 2001, and for the year then ended, together with the opinion of its independent certified public accountants associated therewith. Fifth Third has also furnished to Franklin its unaudited, consolidated condensed financial statements as at March 31, 2002 and June 30, 2002, and for the periods then ended. Such audited and unaudited consolidated financial statements of Fifth Third fairly present the consolidated financial condition, results of operations and cash flows of Fifth Third as of the date thereof and for the year covered thereby, in conformity with GAAP, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Fifth Third or any of its subsidiaries required to be disclosed in the financial statements (or in the footnotes to the financial statements) so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Since June 30, 2002, Fifth Third and its subsidiaries have not incurred any liabilities outside the ordinary course of business consistent with past practice.

         2. The financial statements of Fifth Third to be provided to Franklin pursuant to Section V.D.4. hereof will fairly present, as applicable, the consolidated financial condition, results of operations and cash flows of Fifth Third as of the dates thereof, and for the periods covered thereby, in conformity with GAAP, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results).

E. No Material Adverse Effect. Since June 30, 2002, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article III or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to Fifth Third.

F. Board Approval; Corporate Authority; No Breach. 1. The Executive Committee of the Board of Directors of Fifth Third, by resolution adopted by the members present at a meeting duly called and held, at which meeting a quorum was at all times present and acting, has approved this Agreement, including reserving for issuance to Franklin shareholders in accordance with this Agreement, a sufficient number of shares of Fifth Third Common Stock. The Executive Committee of the Board of Directors of Fifth Third is empowered to act in these matters for the full Board of Directors of Fifth Third under Ohio law and the Articles of Incorporation and Code of Regulations of Fifth Third. Approval and adoption of this Agreement by the shareholders of Fifth Third is not required under Ohio law or under the Articles of Incorporation or Code of Regulations of Fifth Third. Approval and adoption of this Agreement by the shareholder of Fifth Third Financial is not required under Ohio law or under the Articles of Incorporation or Code of Regulations of Fifth Third Financial. The directors of Fifth Third Financial have duly and validly approved and adopted this Agreement.

         2. Each of Fifth Third and Fifth Third Financial has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of each of Fifth Third and Fifth Third Financial, enforceable in accordance with its terms, except to the extent that (i) enforceability hereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity.

         3. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, violate or constitute a default under, either Fifth Third's or Fifth Third Financial's Articles of Incorporation, or Code of Regulations or, to the Knowledge of Fifth Third, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third or Fifth Third Financial is subject or bound; (ii) to the Knowledge of Fifth Third, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Fifth Third or any of its subsidiaries; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third or Fifth Third Financial is a party or by which Fifth Third's or Fifth Third Financial's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third or Fifth Third Financial is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

         4. As of the date hereof, Fifth Third is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

G. Articles and Regulations. Complete and accurate copies of (i) the Articles of Incorporation, and (ii) the Code of Regulations of each of Fifth Third and Fifth Third Financial in force as of the date hereof have been delivered to Franklin.

H. Compliance with Law. To the Knowledge of Fifth Third and except as disclosed by Fifth Third to Franklin, neither Fifth Third nor any of its subsidiaries has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a Material Adverse Effect on Fifth Third. To the Knowledge of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

I. SEC Filings; Regulatory Reports. 1. Fifth Third has made available to Franklin an accurate and complete copy (including all exhibits and all documents incorporated by reference) of each of the following documents as filed by Fifth Third with the SEC: (a) each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2000 by Fifth Third with the SEC, pursuant to the Securities Act or the Exchange Act, and (b) each communication mailed by Fifth Third to its stockholders since January 1, 2000. Since January 1, 2000, Fifth Third has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date, or omitted any material exhibit required to be filed therewith. No event has occurred subsequent to June 30, 2002 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Franklin.

         2. Fifth Third and its subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2000 with any SRO and any other Regulatory Agencies, and all other material reports, registrations and statements required to be filed by them since January 1, 2000, including, without limitation, any material report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Fifth Third and its subsidiaries, and except as disclosed by Fifth Third to Franklin, no Regulatory Agency has initiated any proceeding or, to the Knowledge of Fifth Third, investigation into the business or operations of Fifth Third or its subsidiaries since January 1, 2000. To the Knowledge of Fifth Third and except as disclosed by Fifth Third to Franklin, there is no unresolved violation, or material criticism or exception, by any bank Regulatory Agency with respect to any report, registration or statement relating to any examinations of Fifth Third or its subsidiaries.

J. Litigation. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the Knowledge of Fifth Third, threatened against Fifth Third or any Fifth Third subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third, or reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement.

K. Loan Losses. Since June 30, 2002 to the date hereof, none of Fifth Third's banking subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the Knowledge of Fifth Third, and in the light of any banking subsidiary's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of June 30, 2002, their consolidated reserves for loan losses are adequate to absorb potential loan losses determined on the basis of management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio.

L. Tax Returns. Fifth Third and its subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Fifth Third and its subsidiaries are complete and accurate in all material respects.

M. Broker. Fifth Third has no direct or indirect commitment to any investment banker, broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any investment banker's, broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

N. Investment Portfolio. The investment portfolios of Fifth Third and its subsidiaries and affiliates consist in all material respects of securities in marketable form. Since June 30, 2002 to the date hereof Fifth Third and its subsidiaries, on a consolidated basis, have not incurred any material and unusual or extraordinary losses in their respective investment portfolios, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, the management of Fifth Third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its subsidiaries on a consolidated basis.

O. Taxes. Fifth Third has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

P. Expiration of Representations and Warranties. All representations and warranties contained in this Article III shall expire at the Effective Time, and thereafter, neither Fifth Third nor Fifth Third Financial shall have any further liability or obligation with respect thereto.

Q. No Untrue Statements. Neither this Agreement nor any report, statement, list, certificate or other information furnished by Fifth Third or its subsidiaries to Franklin or its agents in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein and necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.


     Article IV. Obligations of Franklin Between the Date of this Agreement and the Effective Time.

A. Shareholders' Meeting. Franklin, in consultation with Fifth Third, will take all actions necessary to call and hold an annual or a special meeting of Franklin's shareholders as soon as practicable after the Fifth Third registration statement relating to the shares of Fifth Third Common Stock to be issued in the Merger has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving the Merger (and any other documents or actions necessary to the consummation of the Merger) pursuant to law. Franklin shall state in the proxy materials relating to the annual or special meeting that all Directors of Franklin have indicated their intent to vote all shares of Franklin Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and shall include the recommendation of the Board of Directors of Franklin that the Franklin shareholders vote in favor of approving this Agreement and any other necessary documents or actions, except as provided in the next sentence. The Board of Directors of Franklin shall be permitted to withdraw or modify in a manner adverse to Fifth Third (or not to continue to make) its recommendation to its shareholders if, but only if, (a) in the reasonable opinion of the Board of Directors of Franklin upon the advice of its outside counsel, such action is required in order for the Board of Directors of Franklin to comply with duties applicable to directors under applicable law,
(b) Franklin has given Fifth Third five business days' prior notice of its intention to withdraw or modify such recommendation and Franklin's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Fifth Third prior to the end of such five day period, and (c) Franklin has fully and completely complied with Section IV.B. Without limiting the generality of the foregoing, Franklin agrees that its obligations pursuant to the first sentence of this Section IV.A. shall not be altered by the commencement, public proposal, public disclosure or communication to Franklin of any Acquisition Proposal (as defined below) or a decision by the Board of Directors of Franklin to withdraw or modify in a manner adverse to Fifth Third (or not to continue to make) its recommendation to its stockholders to approve the Merger and the plan of merger contained in this Agreement.

B. No Solicitation. Franklin and its subsidiaries, and the officers, directors, financial or legal advisors of Franklin and its subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or (b) engage in negotiations with, or disclose any nonpublic information relating to Franklin or any of its subsidiaries or afford access to the properties, books or records of Franklin or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal; provided that Franklin may receive and, only to the extent necessary to become adequately informed of the terms thereof, engage in discussions (but not disclose information or engage in negotiations) regarding an unsolicited written proposal from a third party with respect to an Acquisition Proposal if (i) in the reasonable opinion of the Board of Directors of Franklin upon the advice of its outside counsel, such action is required for the Board of Directors of Franklin to comply with the duties applicable to directors under applicable law and (ii) Franklin has received from such third party an executed confidentiality agreement with terms not materially less favorable to Franklin than those contained in the confidentiality agreement entered into between Franklin and Fifth Third dated June 15, 2002. Franklin will immediately notify Fifth Third orally and will promptly (and in no event later than 24 hours after the relevant event) notify Fifth Third in writing (which oral and written notices shall identify the person making the Acquisition Proposal or request for information and set forth the material terms thereof) after having received any Acquisition Proposal or request or inquiry relating to a prospective Acquisition Proposal. Franklin will keep Fifth Third fully and currently informed of the status and details of any such Acquisition Proposal, request or inquiry and any related discussions or negotiations. Franklin shall, and shall cause the Franklin Subsidiaries and its and their directors, officers and financial and legal advisors to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any Acquisition Proposal. Nothing in this
Section IV.B. shall prohibit Franklin or its Board of Directors from taking and disclosing to the stockholders of Franklin a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the stockholders of Franklin which, in the reasonable opinion of the Board of Directors of Franklin upon the advice of its outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of Franklin and its Board of Directors under any other provision of this Agreement. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (a) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of Franklin or more than 25% of any Significant Subsidiary of Franklin,
(b) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Franklin or all or a substantial portion of the assets or deposits of any Significant Subsidiary of Franklin, (c) a merger or consolidation, or any similar transaction, involving Franklin or any Significant Subsidiary of Franklin, or (d) any substantially similar transaction.

C. Valuation Reserve Adjustment. Consistent with GAAP, Franklin agrees that on or before the Effective Time based on a review of the Franklin Subsidiaries' loan losses, current classified assets and commercial, multi-family and residential mortgage loans and investment portfolio, Franklin will work with Fifth Third with the goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with the guidelines used within the Fifth Third holding company system, provided that no adjustment to general valuation allowances or reserves shall be made until immediately prior to the Effective Time and all conditions precedent to the obligations of the parties hereto have either been satisfied or waived as confirmed by such parties in writing. Fifth Third shall provide such assistance and direction to Franklin as is necessary in conforming to such policies, practices, procedures and asset dispositions which are mutually agreeable between the date of this Agreement until the Effective Time.

D. Operations in the Ordinary Course; Forbearances. From the date of this Agreement until the Effective Time, Franklin and the Franklin Subsidiaries will be operated in the ordinary course of business, and none of them will, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld or unreasonably delayed: make any changes in its Charter, By-laws, or corporate structures; issue any additional shares of Franklin Common Stock, share appreciation rights, restricted stock, options or other equity securities other than pursuant to the exercise of options granted prior to June 30, 2002, in the form of permissible stock dividends (as described below) or as set forth in Section II.A.1. with respect to Franklin's 2000 Stock Purchase Plan; or issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; repurchase any equity securities, other than (subject to Section VII.H.) the repurchase of shares of Franklin Common Stock in accordance with past practice (as to timing and amount) and in compliance with applicable law and the safe harbor requirements of Rule 10b-18 of the Exchange Act; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $50,000 (except as set forth in the Disclosure Schedule); make, enter into or renew any agreement for services to be provided to Franklin or the Franklin Subsidiaries or permit the automatic renewal of any such agreement, other than the agreements identified in the Disclosure Schedule which are specifically identified on such Schedule as agreements which Franklin intends to renew, except any agreement for services having a term of not more than twelve months and requiring the expenditure of not more than $50,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal); acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies or any material assets or liabilities outside the ordinary course of business, other than such agreements existing on the date hereof and previously publicly announced or disclosed in the Disclosure Schedule; make, declare, pay or set aside for payment any cash dividends on its own stock other than normal and customary cash dividends per quarter paid in such amounts and at such times as Franklin historically has done on its Common Stock and which shall not exceed $0.055 per share, or be paid more frequently than once per calendar quarter, provided this covenant shall only apply to Franklin; make any other distributions on its stock; except as set forth in the Disclosure Schedule, change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein (including but not limited to Section V.E.5. hereof); provide any increases in employee salaries or benefits other than in the ordinary course of business or as set forth in the Disclosure Schedule; or take any intentional action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement; or engage in any transaction with any employee or shareholder, except, in every case, as required by applicable law, regulation or safe and sound banking practices. Franklin agrees that it will not sell, transfer, mortgage or otherwise dispose of or encumber any of the shares of the capital stock of the Franklin Subsidiaries which are now owned by it, and neither Franklin nor any of the Franklin Subsidiaries shall sell, transfer, mortgage or otherwise dispose of or encumber any other assets, except in the ordinary course of business consistent with past practice. Franklin agrees that neither it nor the Franklin Subsidiaries will agree to, or make any commitment to, take any of the actions prohibited by this Section IV.D.

E. Filings. Franklin will timely file after the date of this Agreement all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports will comply in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date, or omitted any material exhibit required to be filed therewith. Franklin shall furnish Fifth Third in a timely manner with copies of all reports filed by Franklin with the SEC subsequent to the date of this Agreement and until the Closing Date.

        Article V. Cooperation and Other Obligations and Other Covenants

A. Registration Statement and Proxy Statement. 1. Each of Fifth Third, Fifth Third Financial and Franklin agree to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Fifth Third with the SEC in connection with the issuance of Fifth Third Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Franklin constituting a part thereof (the "Proxy Statement") and all related documents). The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Fifth Third, Fifth Third Financial and Franklin agree to each use their best efforts to enable Fifth Third to file the Registration Statement with the SEC within sixty (60) days of the date hereof and Fifth Third and Fifth Third Financial agree to furnish the Registration Statement in draft form for comments to Franklin at least ten calendar days prior to the anticipated filing. Each party hereto shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement to the other party hereto, and advise the other party hereto of any oral comments with respect to the Registration Statement received from the SEC. Each of Fifth Third, Fifth Third Financial and Franklin agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. As promptly as possible after the Registration Statement is declared effective, Franklin agrees to mail the Proxy Statement to its shareholders in accordance with the directions and under the supervision of Fifth Third. Fifth Third also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by the Agreement. Franklin agrees to furnish to Fifth Third all information concerning Franklin, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         2. Each of Fifth Third, Fifth Third Financial and Franklin agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Franklin shareholder meeting to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         3. Fifth Third agrees to advise Franklin, promptly after Fifth Third receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Fifth Third Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Franklin agrees to advise Fifth Third of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information.

B. Regulatory Approvals. 1. Fifth Third will prepare and cause to be filed, at the expense of Fifth Third, such notices, applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the OCC, and any other Regulatory Agencies or stock exchanges as are required to secure the requisite approvals for the consummation of the transactions provided for in this Agreement. Fifth Third shall use its reasonable best efforts to file all such applications within sixty (60) days of the date of this Agreement and to use all reasonable efforts to secure all such approvals. Franklin agrees that it will cooperate with Fifth Third and, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Franklin and the Franklin Subsidiaries, as shall be required in connection with preparing such notices, applications and other documents and in connection with securing such approvals.

         2. Fifth Third and Franklin shall promptly advise each other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

C. Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies; provided that nothing in this Agreement shall obligate Fifth Third or Fifth Third Financial to agree to any conditions, restraints or requirements that would materially adversely reduce the anticipated economic or business benefits of the Merger to Fifth Third or Fifth Third Financial or could reasonably be expected to have a Material Adverse Effect on Franklin (a "Burdensome Condition").

D. Access to Information. 1. Franklin agrees to permit Fifth Third, Fifth Third Financial, and each of their officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Franklin, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties, and those of its respective subsidiaries as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Franklin and the Franklin Subsidiaries or Fifth Third and its subsidiaries, as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in Section V.D.2. hereof); provided, however, no investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other party set forth herein.

         2. Fifth Third will not disclose to others, shall not use in respect of its (or any of its subsidiaries') business operations, and will hold in confidence any non-public, confidential information disclosed to it by Franklin concerning Franklin or the Franklin Subsidiaries. Franklin will not disclose to others, shall not use in respect of its (or any of its subsidiaries') business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Franklin or Fifth Third, as the case may be, and shall not be used by Fifth Third or Franklin, as the case may be, in any way detrimental to Franklin or Fifth Third.

         3. As soon as they are available, Franklin will provide to Fifth Third Franklin's unaudited, consolidated balance sheets, statements of operations and statements of stockholders' equity and cash flows for monthly and quarterly periods until the Closing Date.

         4. As soon as they are available, Fifth Third will provide to Franklin Fifth Third's unaudited, consolidated balance sheets, statements of operations and statements of stockholders' equity and cash flows for monthly and quarterly periods until the Closing Date. Fifth Third timely shall furnish Franklin with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

E. Employee Benefit Matters. 1. If Fifth Third so requests, Franklin or the Franklin Subsidiaries shall develop a plan and timetable for terminating any or all of the Qualified Benefit Plans, and, with the advance written approval of Fifth Third, shall proceed with the implementation of said termination plan and timetable; provided that such terminations of any Qualified Benefit Plans will not adversely affect qualification of such Qualified Benefit Plans under the Code.

         2. Franklin or the Franklin Subsidiaries shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that the requirements of Sections 401(a)(4), 404, 410(b), 411, 412, 415, 416, 401(k) and (m) of
the Code have been satisfied by all of its Qualified Benefit Plans for the 1998, 1999, 2000 and 2001 plan years.

         3. Franklin or the Franklin Subsidiaries shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third with respect to any Benefit Plan (including any Predecessor Plan) that was merged, terminated or frozen since January 1, 1998, demonstrating that all legal requirements pertaining to such merger, termination or freeze have been satisfied.

         4. If Fifth Third so requests, Franklin or the Franklin Subsidiaries shall take all actions necessary to file an application for determination letter with the Internal Revenue Service prior to the Effective Time, for any Qualified Benefit Plan requested by Fifth Third.

         5. With respect to any Benefit Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without Fifth Third's consent whether or not such discretionary acceleration of vesting is provided under the terms of the Benefit Plan; provided, however, that notwithstanding anything to the contrary in this Agreement, Franklin may in its sole discretion accelerate the exercisability of any or all options to acquire Franklin Common Stock issued and outstanding as of June 1, 2002, with such acceleration to be effective, if at all, immediately prior to the Effective Time.

         6. If Fifth Third so requests, Franklin or any of the Franklin Subsidiaries shall take all actions necessary to freeze any or all Qualified Benefit Plans as of a date not earlier than one day prior to the Effective Time such that no further contributions (including employee 401(k) contributions) shall be made and no further benefits shall accrue under such Qualified Benefit Plans after such freeze date.

         7. Except as provided otherwise pursuant hereto, Franklin and any of the Franklin Subsidiaries, without the advance written consent of Fifth Third, which shall not be unreasonably withheld or delayed, shall not (a) adopt any amendments to the Qualified Benefit Plans after the date of this Agreement; or
(b) make any distributions from the Qualified Benefit Plans after the date of this Agreement other than in the ordinary course of operations of such Qualified Benefit Plans; or (c) make any contributions to the defined benefit plans maintained by Franklin or discretionary contributions to any of the Qualified Benefit Plans after the date of this Agreement; or (d) take any action which would reduce or restrict the availability of surplus (excess of plan assets over plan liabilities) under any defined benefit plan as defined in Section 414(j) of the Code.

         8. Franklin shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that it has all power and authority necessary to amend and/or terminate any plan providing retiree medical or life insurance coverage, thereby reducing or eliminating future liability.

F. State Takeover Statutes. Franklin will take all steps within its reasonable control necessary to exempt (or continue the exemption of) the Merger, this Agreement and the transactions contemplated hereby) from any applicable state takeover law, as now or hereafter in effect.

G. Affiliates. Not later than the 15th day prior to the mailing of Franklin's Proxy Statement with respect to the Merger, Franklin shall deliver to Fifth Third a list of each person that, to Franklin's Knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act, or SEC Accounting Series Releases 130 and 135 (the "Franklin Affiliates"). Franklin shall use its best efforts to cause each Franklin Affiliate to execute and deliver to Fifth Third on or before the mailing of such Proxy Statement an agreement in the form of Appendix A hereto.

H. Forbearances of Fifth Third. From the date of this Agreement until the Effective Time, Fifth Third will not, without the prior written consent of Franklin, which consent shall not be unreasonably withheld or unreasonably delayed: make any changes in its Second Amended Articles of Incorporation or Code of Regulations in a manner adverse to the shareholders of Franklin; make, declare, pay or set aside for payment any extraordinary cash dividends on its own stock; or agree to, or make any commitment to, take any of the actions prohibited by this Section V. H.

I. Coordination of Dividends. Fifth Third and Franklin shall coordinate the timing of the declaration and payment of dividends payable after the date hereof so that Fifth Third and Franklin shareholders will receive during each quarter fair dividends and in no event shall Fifth Third or Franklin shareholders fail to receive a fair dividend, or receive more than one fair dividend, during any quarter up to and including the quarter immediately following the quarter during which the Effective Time occurs.

J. Exemption From Liability Under Section 16(b). Assuming that Franklin delivers to Fifth Third the Section 16 Information in a timely fashion prior to the Effective Time, the Board of Directors of Fifth Third, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution, expressly relying on Franklin's representation that any such options or other grants were upon their issuance exempt from liability pursuant to Section 16(b) under the Exchange Act, providing that the receipt by the Franklin Insiders of Fifth Third Common Stock in exchange for shares of Franklin Common Stock, and of options to purchase shares of Fifth Third Common Stock upon conversion of options to purchase shares of Franklin Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act; provided, however, that the Board of Directors of Fifth Third will be under no obligation to adopt such a resolution unless it may expressly rely on a written representation by Franklin that any such options or other grants were, upon their issuance, exempt from liability pursuant to
Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Franklin Insiders, the number of shares of Franklin Common Stock held by each such Franklin Insider and expected to be exchanged for Fifth Third Common Stock in the Merger, and the number and description of the options to purchase shares of Franklin Common Stock held by each such Franklin Insider and expected to be converted into options to purchase shares of Fifth Third Common Stock in connection with the Merger. " Franklin Insiders" shall mean those officers and directors of Franklin who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

K. Directors of Bank Subsidiary. Prior to the Effective Time, Fifth Third shall determine and communicate to Franklin those individuals who shall be appointed to serve as Directors of the Bank Subsidiary following the Effective Time, each of whom shall serve as a Director for the term for which he was appointed, subject to the Charter and Bylaws of Bank Subsidiary and in accordance with applicable law.

                   Article VI. Conditions Precedent to Closing

A.       Conditions to the Obligations of Each of the Parties.

The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

         1. The shareholders of Franklin shall have duly approved the Merger and the plan of merger contained within this Agreement in accordance with and as required by law and in accordance with Franklin's Charter and Bylaws.

         2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Financial Institutions, the OCC and the Federal Deposit Insurance Corporation to the extent required and, in the case of Fifth Third's obligation, none of such orders, consents, clearances and approvals and requirements shall be subject to a Burdensome Condition.

         3. Any waiting period mandated by law in respect of the final requisite approval by any applicable Regulatory Agency of the transaction contemplated herein shall have expired.

         4. No order or injunction of any federal or state agency or court shall be in effect preventing, prohibiting or enjoining the transactions contemplated by this Agreement.

         5. Fifth Third shall have registered its shares of Fifth Third Common Stock to be issued to the Franklin shareholders hereunder with the SEC pursuant to the Securities Act, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued and be continuing. The shares of Fifth Third Common Stock to be issued to the Franklin shareholders hereunder shall have been authorized for trading on the Nasdaq National Market upon official notice of issuance.

B. Additional Conditions to the Obligations of Fifth Third and Fifth Third Financial.

The obligation of Fifth Third and Fifth Third Financial to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions unless waived by Fifth Third in a writing delivered to Franklin which specifically refers to the condition or conditions being waived:

         1. The representations and warranties of Franklin contained herein shall be true and correct both as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

          2. Franklin shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

          3. Fifth Third shall have received a certificate from Franklin, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to each of such officers' best knowledge and belief that the conditions set forth in Section VI.B.1. and VI.B.2. have been satisfied.

         4. No investigation or action by any state or federal agency shall have been threatened in writing or instituted seeking to enjoin or prohibit or unwind the transactions contemplated hereby and no governmental action or proceeding shall have been threatened or instituted before any court or governmental body or authority, seeking to enjoin or prohibit or unwind, the transactions contemplated hereby or seeking to impose material sanctions or penalties as a result thereof (other than investigations, actions and proceedings which have been withdrawn prior to the Closing without a Material Adverse Effect on Fifth Third or Franklin, and other than regularly scheduled regulatory examinations).

          5. At or prior to the Effective Time, Fifth Third shall have entered into written employment, severance and/or non-competition agreements with each of (a) Gordon Inman, (b) Myers Jones, (c) Richard Herrington, (d)
George J. Regg, Jr., and (e) Lisa Musgrove on terms satisfactory to Fifth Third and each of the foregoing individuals.

         6. (a) In consideration of the consummation of the Merger, each of the Directors of Franklin and Bank Subsidiary (except those persons who enter into an agreement as required by VI.B.5 above) shall receive a cash payment from Fifth Third in the amount of $5,000, and each Director of Franklin (except those persons who enter into an agreement as required by VI.B.5 above) shall have executed and delivered to Fifth Third an agreement by which the Directors shall agree for a period of three years after the Effective Time to refrain from directly or indirectly, whether for his or her own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Kentucky or Tennessee, engage in providing Banking Services (as defined below) as an employee, officer, director, or consultant on behalf of any other business organization who is a competitor of Fifth Third, (ii) provide Banking Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with Fifth Third's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than Fifth Third or an Affiliate relating to Banking Services of any type, (v) endeavor or entice away from Franklin or Fifth Third any person who the Director has actual knowledge that such person is, or was at any time during the period the Director was employed by Franklin or Fifth Third or during the Restricted Period, employed by or associated with Fifth Third or Franklin as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with Fifth Third's property rights in lists of Clients or otherwise diminish the value of such lists to Fifth Third. Notwithstanding any provision contained in this Section 6, the restrictions contained herein shall not be applicable to any activity of the Director or any activity of his or her spouse which existed at the time of this Agreement and which was disclosed by the Director to Fifth Third, and may be waived by Fifth Third with respect to one or more Directors in writing at any time and from time to time in Fifth Third's sole discretion after receipt of a written request from any Director.

         (b) The term "Restricted Period" shall mean the period beginning on the Effective Time and ending three years thereafter.

         (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, including mortgage lending, trust services, securities brokerage, asset management, data processing, merchant processing and all other services which are customarily provided by banks or which are otherwise provided by Fifth Third or its affiliates.

         (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of Franklin or Fifth Third at the Effective Time or at any time during the three-year period ending at the Effective Time, and any potential clients who to the Director's actual knowledge, have been identified and contacted by a representative of Fifth Third. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Exchange Act or any trust of which the Director or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         7. The aggregate amount of consolidated shareholders' equity (including Common Stock, Additional Paid-In Capital and Retained Earnings and excluding Treasury Stock) of Franklin immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with GAAP, consistently applied, shall not be less than $37,000,000. For purposes of this subparagraph, (A) any expenses or accruals after the date hereof relating to (i) the adjustments contemplated by Section IV.C. (i) herein,
(ii) termination or funding of any of Benefit Plans of Franklin, and the Franklin Subsidiaries as contemplated herein, (iii) expenses associated with this Agreement and the transactions contemplated herein, and (iv) expenses and losses associated with valuing of Franklin's or any of the Franklin Subsidiaries' investments at current market value as required by GAAP (including SFAS 115) shall be excluded for purposes of calculation of Franklin's shareholders' equity as contemplated herein prior to the Effective Time.

         8. Fifth Third's independent certified public accountants shall have reviewed the unaudited consolidated financial statements of Franklin as at the end of the month immediately preceding the Effective Time (the "Preceding Month") if such Preceding Month ended at least six days before the Effective Time or as at the end of the month immediately preceding the Preceding Month if the Preceding Month ended less than six days before the Effective Time, as well as the unaudited separate financial statements of Franklin and the Franklin Subsidiaries as of the same date, performed such other auditing procedures as may be requested by Fifth Third and reported in good faith that they are not aware of any material modifications which would have a Material Adverse Effect on Franklin that should be made in order for such financial statements to (i) be in conformity with GAAP, consistently applied, excluding the presentation of footnotes, and (ii) accurately state the financial condition and results of operations of Franklin and the Franklin Subsidiaries.

         9. The total number of issued and outstanding shares of Franklin Common Stock and shares of Franklin Common Stock issuable upon the exercise of outstanding options shall not exceed the sum of 10,184,806 and the number of shares issued between the date hereof and the Closing Date pursuant to the Franklin 2000 Stock Purchase Plan (which shall not exceed 600 shares per calendar quarter).

        10. George J. Regg, Jr., Executive Vice President, Secretary and General Counsel for Franklin, shall have delivered an opinion addressed to Fifth Third and Fifth Third Financial in substantially the form attached hereto as Appendix C.

         11. Either (i) Fifth Third shall have entered into an assumption of lease agreement with Gordon Inman covering all of the buildings presently leased by Gordon Inman to Franklin that are located in downtown Franklin, Tennessee (collectively, the "Headquarters"), or (ii) Gordon Inman and Bank Subsidiary shall have entered into a real estate lease agreement concerning the Headquarters for a 10-year term with two 5-year options to renew, at lease rates acceptable to Fifth Third and Gordon Inman.

         12. At or prior to the Effective Time, any and all liens, claims, charges, options, encumbrances, mortgages, pledges or security interests on any capital stock or other securities evidencing ownership of any Franklin Subsidiary shall have been satisfied and removed and Franklin or a Franklin Subsidiary shall own all of the outstanding capital stock or other securities evidencing ownership of the Franklin Subsidiaries in each case free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest.

         13. Fifth Third shall have received an opinion of Graydon Head & Ritchey LLP, counsel to Fifth Third, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code. In rendering its opinion, counsel to Fifth Third may require and rely upon representations contained in letters from Franklin and Fifth Third.

         14. On the date of the execution of this Agreement, Gordon Inman shall have executed and delivered to Fifth Third a Shareholder Support Agreement in the form of Appendix F Attached hereto, which Shareholder Support Agreement shall be in full force and effect and which all parties thereto shall be in compliance at and as of the Closing Date.

C.       Additional Conditions to the Obligations of Franklin.

The obligation of Franklin to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions unless waived by Franklin in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

         1. The representations and warranties of Fifth Third and Fifth Third Financial contained herein shall be true and correct both as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

         2. Fifth Third and Fifth Third Financial shall have each performed all of the obligations required of it under the terms of this Agreement in all material respects.

         3. Franklin shall have received a certificate from each of Fifth Third and Fifth Third Financial, executed by its respective chief executive officer and chief financial officer, dated the Closing Date, certifying to each of such officers' best knowledge and belief that the conditions set forth in Section VI.C.1. and VI.C.2. have been satisfied.

          4. Paul L. Reynolds, General Counsel for Fifth Third shall have delivered an opinion addressed to Franklin in substantially the form attached hereto as Appendix D.

         5. Franklin shall have received an opinion of Smith, Gambrell & Russell, LLP, counsel to Franklin, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of
Section 368 of the Code and (ii) the exchange in the Merger of Franklin Common Stock for Fifth Third Common Stock will not give rise to gain or loss to the shareholders of Franklin with respect to such exchange (except to the extent of any cash received). In rendering its opinion, counsel to Franklin may require and rely upon representations contained in letters from Franklin and Fifth Third.

                        Article VII. Additional Covenants

         A. Employment Arrangements. 1. Fifth Third shall consider employing at Fifth Third Financial or other Fifth Third subsidiaries or affiliates as many of the employees of Franklin and all of the Franklin Subsidiaries who desire employment within the Fifth Third holding company system as possible, to the extent of available positions and consistent with Fifth Third's standard staffing levels and personnel policies. As promptly as practicable following the Effective Time as Fifth Third shall reasonably determine, Fifth Third shall provide the full-time employees (in the aggregate and not individually) of Franklin and all subsidiaries of Franklin ("Transferred Employees") who become employees of Fifth Third or any of its subsidiaries or affiliates at or immediately subsequent to the Merger as a group with employee benefit plans that in the aggregate are of comparable value to the benefit plans provided to similarly situated employees of Fifth Third (excluding from consideration the Fifth Third Master Retirement Plan which has been frozen to new participants). Under each employee benefit plan sponsored or maintained by Fifth Third or its subsidiaries or affiliates in which Transferred Employees participate, prior service with Franklin and any of the subsidiaries of Franklin (including service prior to acquisition by Franklin to the extent Franklin takes such service into account) shall be treated as prior service with Fifth Third for purposes of eligibility and vesting. Notwithstanding the preceding sentence, with respect to any payroll practice (such as accrued vacation) where service is utilized to determine the amount of benefit under such practice, prior service with Franklin and any subsidiaries of Franklin (including service prior to acquisition by Franklin to the extent Franklin takes such service into account) shall be treated as prior service with Fifth Third.

         2. Those employees of Franklin and the Franklin Subsidiaries (other than temporary and/or co-operative employees) who do not have an employment, change in control or severance agreements and who are not employed by Fifth Third or who are terminated or voluntarily resign after being notified that, as a condition of employment, such employee must work at a location more than thirty (30) miles from such employee's former location of employment or that such employee's salary will be materially decreased, in any case and in both cases, within ninety (90) days after the Effective Time, and who sign and deliver a termination and release agreement in a form attached hereto as Appendix E, shall be entitled to severance pay equal to, in the case of Franklin or subsidiaries of Franklin, two (2) weeks of pay for each completed year of service up to a maximum of twenty-six (26) weeks of pay, plus any earned but not paid vacation pay. The severance payment referred to above shall be under Franklin's current severance pay plan, if any, or a new severance pay plan but in no event shall there be any duplication of severance pay. Fifth Third shall provide sufficient notification to Franklin of those employees it will not be hiring in order that such employees terminated by Franklin can be given appropriate notice of termination in advance of the effectiveness thereof. Franklin shall cooperate with Fifth Third to effectuate the foregoing and to comply with, and provide notices regarding, the Workers Adjustment and Retraining Act or any similar state or local law, including without limitation, providing notices to employees and government representatives. Nothing contained in this Section VII.A.2. shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy. In no event shall severance pay or any severance period be taken into account in determining the amount of any other benefit (including but not limited to, an individual's benefit under any pension plan). If, by reason of the controlling plan document, controlling law or otherwise, severance pay or any severance period is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay or period.

3. Notwithstanding anything herein to the contrary, in lieu of any severance benefits provided in Section VII.A.2. above, Fifth Third shall acknowledge and assume, upon consummation of the Merger, the obligations of Franklin under all existing change in control, severance and employment agreements. Franklin has specifically identified such agreements in Section II.X of the Disclosure Schedule.

B. Director, Officer and Employee Indemnification. 1. From and after the Effective Time, Fifth Third shall assume the obligations of Franklin and the Franklin Subsidiaries arising under applicable law in existence as of the date hereof or as amended prior to the Effective Time and under Franklin's Charter and By-laws or the Franklin Subsidiaries' respective charters and bylaws as in effect on the date hereof, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes, prior to the Effective Time, an officer or director of Franklin, any Franklin Subsidiary, or any of their predecessors (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fifth Third) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Franklin or any Franklin Subsidiary if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the Merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Fifth Third shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under Franklin's Charter or By-laws or the Franklin Subsidiaries' respective charters or bylaws. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify Fifth Third (but the failure to so notify Fifth Third shall not relieve Fifth Third from any liability which Fifth Third may have under this
Section VII.B. except to the extent Fifth Third is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this Section VII.B. unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified Parties.

         2. From and after the Effective Time, the directors, officers and employees of Franklin and its subsidiaries who become directors, officers or employees of Fifth Third or any of its subsidiaries, except for the indemnification rights set forth in Section VII.B.1., shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of Fifth Third or the subsidiary by which such person is employed are entitled under the provisions of the Articles of Incorporation of Fifth Third or similar governing documents of Fifth Third or its applicable subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

         3. The obligations of Fifth Third provided under this Section VII.B. are intended to benefit, and be enforceable against Fifth Third directly by, the Indemnified Parties, and shall be binding on all respective successors of Fifth Third.

         4. Fifth Third shall also purchase and keep in force for a three-year period, a policy of directors' and officers' liability insurance to provide coverage for acts or omissions of the type currently covered by Franklin's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 150% per annum of the costs currently paid per annum for such coverage by Franklin.

         5. The rights set forth in this Section VII.B. are in addition to and not in substitution of other indemnification and related rights that such Indemnified Parties may otherwise be entitled to receive under Franklin's Charter and By-laws or applicable law.

         6. Notwithstanding anything in this Section VII.B to the contrary, Fifth Third shall not be required to provide any indemnity hereunder or may make or agree to make any indemnification payment unless that payment is reasonable and all of the following conditions are met: (1) Fifth Third's Board of Directors determines in writing that the Indemnified Party acted in good faith and the best interests of Franklin or the Franklin Subsidiary as the case may be; (2) the Fifth Third Board of Directors determines that the payment will not materially affect Fifth Third's or any subsidiary of Fifth Third's safety and soundness; (3) the payment does not fall within the definition of a "prohibited indemnification payment"; and (4) the Indemnified Party agrees in writing to reimburse Fifth Third, to the extent not covered by permissible insurance, for payments made in the event that an administrative action results in a final order or settlement in which the Indemnified Party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action. For purposes hereof, a "prohibited indemnification payment" is defined to include any payment or agreement to make a payment by a bank or a bank holding company to an institution-affiliated party to pay or reimburse such person for any liability or legal expense in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the bank or bank holding company.

C. Notices. All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed, if to Franklin to Franklin Financial Corporation, 230 Public Square, Franklin, Tennessee 37064 with a copy of Robert C. Schwartz, Esq., Smith, Gambrell & Russell, LLP, Suite 3100, Promenade II, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309-3592 and if to Fifth Third and Fifth Third Financial to Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attention: George A. Schaefer, Jr., with a copy to Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263,
Attention: Paul, L. Reynolds, Executive Vice President and General Counsel Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre-paid, return receipt requested.

D. Entire Agreement. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third, Fifth Third Financial or Franklin to each other pursuant hereto, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Article X hereof.

E. Press Releases. Fifth Third and Franklin shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its outside counsel deems required by law; and provided, further, however, that Fifth Third shall not be required to incorporate any comments from Franklin into such releases or public filings unless determined to be appropriate by Fifth Third in good faith.

F. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses for the Proxy Statement shall be shared equally between Fifth Third and Franklin and the SEC filing and registration fees for the Registration Statement shall be paid by Fifth Third.

G. Advice of Changes. 1. Between the date hereof and the Closing Date, Franklin shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent; provided, that no such disclosure shall affect or modify any representation or warranty of Franklin contained herein or made pursuant hereto.

         2. Between the date hereof and the Closing Date, each of Fifth Third and Fifth Third Financial shall promptly advise Franklin in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent; provided, that no such disclosure shall affect or modify any representation or warranty of Fifth Third and Fifth Third Financial contained herein or made pursuant hereto.

         3. Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

H. Tax Treatment. Neither Fifth Third nor Franklin will take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

I. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

J. MPS. Upon the request of Fifth Third and at the sole option of Fifth Third, Franklin and Bank Subsidiary shall execute and deliver to Midwest Payment Systems, Inc. ("MPS") an agreement to convert all electronic funds transfer ("EFT") related services to MPS and the Jeanie(R) system. Such Agreement shall provide that MPS will be the exclusive provider of such services to Franklin and Bank Subsidiary for a period of five (5) years from the date such agreements are executed. Fifth Third agrees that the cost of the conversion of Franklin and Bank Subsidiary to EFT provided by MPS and conversion to the Jeanie(R) system (including, without limitation, the cost of all card reissue, signage and penalties relating to terminating its current EFT relationships) will be paid by Fifth Third. Fifth Third further agrees that the costs and fees to Franklin and Bank Subsidiary for the Jeanie(R) service shall not exceed those charged by the current EFT service provider of Franklin and Bank Subsidiary, subject to any increases in such costs and fees which would otherwise be permitted under their current EFT processing agreements. In the event this Agreement is terminated pursuant to Article VIII hereof for any reason except a material breach or default by Franklin, and if, in such instance, Franklin desires to convert to another provider of EFT services, Fifth Third shall pay all costs and expenses associated with such conversion, provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the EFT services industry. In no event shall Franklin or Bank Subsidiary be required to take any actions pursuant to this Paragraph J or otherwise under this Agreement or the Agreement of merger that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Franklin or Bank Subsidiary.

                            Article VIII. Termination

A. Basis for Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Franklin, or by Franklin to Fifth Third in the following instances:

         1. By Fifth Third or Franklin, if there has been to the extent contemplated in Section VI.B.1. or VI.B.2. or Section VI.C.1. or VI.C.2. herein, as the case may be, a breach of a representation or warranty (subject to the standard in Section I.R.) or a material breach of any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such breach has not been cured within thirty (30) days after receipt of written notice or is not capable of being cured; provided, the party in breach or default shall have no right to terminate for its own breach or default. For purposes hereof, a breach of Sections IV.A. or IV.B. will be deemed not capable of being cured.

         2. By Fifth Third or Franklin, if the merger transaction contemplated herein has not been consummated by January 31, 2003, provided the terminating party is not in material breach or default of any representation, warranty or covenant contained herein on the date of such termination.

         3. By Fifth Third or Franklin, if the business or assets or financial condition of the other party, in each case taken as a whole, shall have materially and adversely changed from that in existence December 31, 2001, other than any such change attributable to or resulting from any change in law or regulation or GAAP, changes in interest rates, economic, financial or market conditions affecting the banking industry generally or changes that occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

         4. By the mutual written consent of Fifth Third, Fifth Third Financial and Franklin.

         5. By Fifth Third if any event occurs which renders impossible of satisfaction one or more of the conditions to the obligations of Fifth Third and Fifth Third Financial to effect the Merger set forth in Sections VI.A. and VI.B. herein and non-compliance is not waived by Fifth Third and Fifth Third Financial.

         6. By Franklin if any event occurs which renders impossible of satisfaction one or more of the conditions of the obligations of Franklin to effect the Merger as set forth in Sections VI.A. and VI.C. herein and non-compliance is not waived by Franklin.

         7. By Fifth Third if the Board of Directors of Franklin shall have publicly announced its withdrawal or modification in a manner adverse to Fifth Third and Fifth Third Financial of its favorable recommendation of the Merger.

         8. By Fifth Third or Franklin if Franklin shareholders, acting at a meeting held for the purpose of voting upon the Merger, vote not to approve the Merger in the manner required by law.

B. Effect of Termination. Upon termination as provided in this Article VIII, this Agreement, except for the provisions of Sections V.D.2., VII.F. or VII.J. hereof, shall be void and of no further force or effect, and no party hereto (nor any of their respective officers, directors or subsidiaries) shall have any liability of any kind to any other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination, but in no event shall any party be liable for punitive or exemplary damages.


                     Article IX. Closing and Effective Time

The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Fifth Third in Cincinnati, Ohio on a Friday selected by Fifth Third which is not more than 15 days after the satisfaction or waiver of all of the conditions precedent to consummation of the Merger set forth in Article VI hereof (other than those conditions which by their nature cannot be satisfied until the Closing), including the expiration of all regulatory waiting periods, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of a certificate of merger (which shall be prepared by Fifth Third and reasonably satisfactory to Franklin) with the Secretary of State of each of the State of Ohio and the State of Tennessee, respectively, in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the Closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

                              Article X. Amendment

This Agreement may be amended, modified or supplemented by the written agreement of Franklin and Fifth Third Financial and Fifth Third upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Franklin, but after any such approval by the shareholders of Franklin no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

                               Article XI. General

Except to the extent that provisions of the TBCA are applicable to the Merger, this Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but, with the exception of Section I.C., Section I.D. and
Section VII.B., none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto; provided, however, that the merger or consolidation of Fifth Third or Fifth Third Financial shall not be deemed an assignment hereunder as long as the provisions of Section I.F. are complied with. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                            Article XII. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove set forth.

                                               FIFTH THIRD BANCORP

(SEAL)                                      By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                               Attest:__________________________
                                               Name:____________________________
                                               Title:___________________________


                                               FIFTH THIRD FINANCIAL CORPORATION

(SEAL)                                      By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                               Attest:__________________________
                                               Name:____________________________
                                               Title:___________________________


                                               FRANKLIN FINANCIAL CORPORATION

(SEAL)                                      By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                               Attest:__________________________
                                               Name:____________________________
                                               Title:___________________________